Exhibit 10.6

AMENDED AND RESTATED AGREEMENT OF LIMITED
PARTNERSHIP

OF

BEHRINGER HARVARD MULTIFAMILY OP II LP

August 20, 2010

AMENDED AND RESTATED AGREEMENT OF LIMITED
PARTNERSHIP

OF

BEHRINGER HARVARD MULTIFAMILY OP II LP

August 20, 2010

This Amended and Restated Agreement of Limited Partnership (this “Agreement”) is entered into effective as of the 20th day of August, 2010 by and among Behringer Harvard Multifamily REIT II, Inc., a Maryland corporation (the “Company”), REIT II, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “General Partner”), BHMF Statutory Trust II, a Maryland statutory trust (the “Original Limited Partner”), and the Limited Partner(s) set forth on, or that may, in the future, be set forth on, Exhibit A hereto, as amended from time to time, with respect to Behringer Harvard Multifamily OP II LP (the “Partnership”), a limited partnership formed under the laws of the State of Texas, pursuant to a Certificate of Formation of Limited Partnership filed with the Office of the Secretary of State of the State of Texas on August 13, 2010.

RECITALS

WHEREAS, the Partnership was formed by filing a certificate of formation of limited partnership with the Secretary of State of the State of Texas on August 13, 2010;

WHEREAS, Behringer Harvard Holdings, LLC and the General Partner entered into the Limited Partnership Agreement of the Partnership effective as of August 13, 2010 (the “Original Agreement”),

WHEREAS, on August 20, 2010, Behringer Harvard Holdings, LLC assigned its entire right, title and interest as a Limited Partner to the Original Limited Partner;

WHEREAS, the parties hereto desire to amend and restate the Original Agreement and enter into this Agreement in order to reflect the cessation of Behringer Harvard Holdings, LLC as a partner of the Partnership and to set forth the terms and conditions under which the Partnership will be operated as well as the rights, obligations, and limitations of the General Partner and the Limited Partners with respect to each other and the Partnership as a whole; and

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

AGREEMENT

ARTICLE I.
DEFINED TERMS

The following defined terms used in this Agreement shall have the meanings specified below: “Act” means the Texas Revised Limited Partnership Act, as it may be amended from time to time.

“Additional Funds” has the meaning set forth in Section 4.03 hereof.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.02 hereof and who is shown as such on the books and records of the Partnership.

“Additional Securities” means any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to Section 8.05 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in Section 4.02(a)(ii).

“Administrative Expenses” means: (i) all administrative and operating costs and expenses incurred by the Partnership; (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, any expenses of the Company that are paid or incurred by the Company or any of its Affiliates on behalf of the General Partner and reimbursable by the General Partner, and any accounting and legal expenses of the General Partner, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner; and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the Company that are attributable to Properties or partnership interests in a Subsidiary Partnership that are owned by the Company directly.

“Advisor” or “Advisors” means the Person or Persons, if any, appointed, employed or contracted with by the Company and/or the Partnership and responsible for directing or performing the day-to-day business affairs of the Company and/or the Partnership, including any Person to whom the Advisor subcontracts all or substantially all of such functions.

“Affiliate” or “Affiliated” means, with respect to any Person: (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Agreed Value” means, with respect to any Partnership asset, the adjusted basis of that asset for federal income tax purposes, except as follows:

(a)           The initial Agreed Value of any asset contributed by a Partner to the Partnership will be the fair market value of the asset on the date of the contribution, as set forth on Exhibit A, as amended from time to time, or, if not set forth on Exhibit A, as determined by the General Partner.

(b)           The Agreed Values of all assets will be adjusted to equal the respective fair market values of the assets, as determined by the General Partner, as of (1) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution, (2) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership if an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership, (3) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), and (4) the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership.

(c)           The Agreed Value of any asset distributed to any Partner will be the gross fair market value of the asset on the date of distribution as determined by the General Partner.

(d)           The Agreed Values of assets will be increased or decreased to reflect any adjustment to the adjusted basis of the assets under Code Section 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under Regulations Section 1.704-1(b)(2)(iv)(m), provided that Agreed Values will not be adjusted under this paragraph (d) to the extent that the General Partner reasonably determines that an adjustment under paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this paragraph (d).

(e)           After the Agreed Value of any asset has been determined or adjusted under paragraph (a), (b) or (d) above, Agreed Value will be adjusted by the Depreciation taken into account with respect to the asset for purposes of computing Profits or Losses.

“Agreement” means this Amended and Restated Agreement of Limited Partnership, as it may be amended or restated from time to time.

“Articles of Incorporation” means the Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation, as amended or restated from time to time.

“Call Notice” means a Call Notice, as used in Section 8.06 hereof and substantially in the form of Exhibit C hereto.

“Call Right” has the meaning provided in Section 8.06(a) hereof. “Capital Account” has the meaning provided in Section 4.04 hereof.

“Capital Contribution” means the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of the Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

“Cash Amount” means an amount of cash equal to the Value of the REIT Shares Amount on the date of receipt by the General Partner of an Exchange Notice.

“Certificate” means any instrument or document that is required under the laws of the State of Texas, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.02 hereof) and filed for recording in the appropriate public offices within the State of Texas or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner from or to the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Texas or such other jurisdiction.

“Change of Control” means any event (including, without limitation, issue, transfer or other disposition of REIT Shares or equity interests in the Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company or the Partnership representing greater than 50% of the combined voting power of the Company’s or the Partnership’s then outstanding securities, respectively; provided, that a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of REIT Shares.

“Code” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” means Behringer Harvard Multifamily REIT II, Inc., a Maryland corporation.

“Conversion Factor” means 1.0, provided, that in the event that the Company: (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares; (ii) subdivides its outstanding REIT Shares; or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date, and provided further, that in the event that an entity other than an Affiliate of the Company shall become General Partner pursuant to any merger, consolidation or combination of the Company with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives an Exchange Notice after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Exchange Notice immediately prior to the record date for such dividend, distribution, subdivision or combination; and provided further, however, that if the General Partner, in its sole and absolute discretion, causes the Partnership to make a distribution of Partnership Units or to subdivide or combine the outstanding Partnership Units in order to give equivalent effect to a dividend or distribution of REIT Shares or a subdivision or combination or REIT Shares, then the Conversion Factor shall remain the factor that it was immediately prior to such dividend or distribution of REIT Shares or subdivision or combination of REIT Shares.

“Depreciation” means, with regard to any Partnership asset for any fiscal year or other period, the depreciation, depletion or amortization, as the case may be, allowed or allowable for federal income tax purposes; provided, however, that if there is a difference between the Agreed Value and the adjusted tax basis of such asset, Depreciation shall mean “book depreciation, depletion or amortization” as determined under Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations.

“Event of Bankruptcy” as to any Person means (i) the filing of a petition for relief as to such Person as debtor or bankrupt under Title 11, United States Code, as amended (or any successor statute) or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); (ii) the insolvency or bankruptcy of such Person as finally determined by a court proceeding; (iii) the filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; and (iv) the commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided, that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

“Exchange Notice” means a Notice of Exercise of Exchange Right, as used in Section 8.05 hereof and substantially in the form of Exhibit B hereto.

“Exchange Right” has the meaning provided in Section 8.05(a) hereof.

“Exchanging Partner” has the meaning provided in Section 8.05(a) hereof.

“General Partner” means REIT II, Inc., a Delaware corporation, and any Person who becomes a substitute or additional General Partner as provided herein, and any successors thereto.

“General Partnership Interest” means a Partnership Interest held by the General Partner that is a general partnership interest.

“GP Minimum Return” means, with respect to each fiscal quarter, such amount as may be necessary or required to allow the Company to meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and to avoid any federal income or excise tax liability imposed by the Code with respect to any fiscal year of the Company, which such amounts shall be determined in good faith by the General Partner on a quarterly basis.

“Holding Period” means, with respect to Partnership Units acquired by Additional Limited Partners hereunder, the period commencing on the date of issuance of such Partnership Units through and including the fourth anniversary of such date of acquisition.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as the General Partner, as the sole owner of all of the voting securities of the General Partner, or a director, officer or employee of the Company or the General Partner or the Partnership, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

“Independent Director” shall have the meaning given to such term in the Articles of Incorporation.

“Limited Partner” means the Original Limited Partner, any Person named as a Limited Partner on Exhibit A attached hereto, and any Person who becomes a Substitute or Additional Limited Partner in such person’s capacity as a Limited Partner in the Partnership.

“Limited Partnership Interest” means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.

“Liquidating Event” has the meaning set forth in Section 2.04 hereof.

“LP Minimum Return” means, with regard to any Limited Partner other than the Original Limited Partner, an amount equal to the portion of the aggregate cash dividends that would have been payable to such Limited Partner with respect to the applicable fiscal period if such Limited Partner had owned REIT Shares equal in number to the product of the number of Partnership Units owned and deemed owned by such Limited Partner during such fiscal period multiplied by the Conversion Factor then in effect, and assuming that the cash dividends paid with respect to the issued and outstanding REIT Shares equals the GP Minimum Return with respect to such fiscal period.

“Mortgage” means, in connection with mortgage financing provided, invested in or purchased by the Partnership, any note, deed of trust, security interest or other evidence of indebtedness or obligations that is secured or collateralized by real property owned by the borrower under such note, deed of trust, security interest or other evidence of indebtedness or obligations.

“Net Capital Proceeds” means the net cash proceeds received by the Partnership in connection with: (i) any Sale; (ii) any borrowing or refinancing of borrowing(s) by the Partnership; (iii) any condemnation or deeding in lieu of condemnation of all or a portion of any Property; (iv) any collection in respect of property, hazard, or casualty insurance (but not business interruption insurance) or any damage award; or (v) any other transaction, the proceeds of which, in accordance with generally accepted accounting principles, are considered to be capital in nature, in each case, after deduction of (a) all costs and expenses incurred by the Partnership with regard to such transactions (including, without limitation, any repayment of any indebtedness required to be repaid as a result of such transaction or that the General Partner elects to pay out of the proceeds of such transaction, together with accrued interest and premium, if any, thereon and any sales commissions or other costs or expenses due and payable to any Person in connection therewith, including to a Partner or its Affiliates), and (b) all amounts expended by the Partnership for the acquisition of additional Properties, Mortgages or other investments or for capital repairs or improvements to any Property with such cash proceeds.

“Offer” has the meaning set forth in Section 7.01(c)(ii) hereof.

“Original Limited Partner” means the Limited Partner designated as such on Exhibit A hereto.

“Partner” means any General Partner or Limited Partner.

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(i). A Partner’s share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

“Partnership” means Behringer Harvard Multifamily OP II LP, a Texas limited partnership.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

“Partnership Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.02 hereof, which record date shall be the same as the record date established by the Company for a distribution to its stockholders.

“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder. The fractional undivided share of the Partnership Units allocable to a Partner with respect to a Capital Contribution may be expressed as a percentage of the Partnership Units of all Partners the numerator of which equals either (a) the amount of the cash Capital Contribution made by such Partner or (b) the Agreed Value of the Capital Contribution made by such Partner at such time and the denominator of which equals the fair market value of the Partnership’s assets as determined in good faith by the General Partner at such time (excluding, in each case, the amount of REIT Expenses, if any, incurred in connection with the issuance of REIT Shares associated with such Capital Contribution), and, except as provided below, the number of Partnership Units issued in connection with a Capital Contribution shall equal the value of such Capital Contribution as determined under clause (a) or (b) above, divided by the then value of a REIT Share, as determined by the Company from time to time. The number of Partnership Units held by the Original Limited Partner will, as of any relevant date, equal the difference between (a) the product of the number of REIT Shares issued since the formation of the Company through such relevant date (adjusted to reflect any subdivisions or combinations of REIT Shares through such relevant date), multiplied by the inverse of the Conversion Factor as of such relevant date (i.e., one (1) divided by the Conversion Factor as of such relevant date), and (b) the sum of (i) the number of Partnership Units of the Original Limited Partner deemed purchased or redeemed pursuant to Section 6.10 since the inception of the Partnership through such relevant date and (ii) all Partnership Units held by the General Partner. It is acknowledged that the Original Limited Partner will contribute the proceeds from the sale of shares in the Company to the Partnership and the Partnership Units resulting from the contribution of such proceeds by the Original Limited Partner to the Partnership will be issued by the Partnership to the Original Limited Partner. Furthermore, it is acknowledged that if the Partnership makes a distribution of Partnership Units or subdivides or combines the outstanding Partnership Units in order to give equivalent effect to a dividend or distribution of the Company’s shares or a subdivision or combination of the Company’s shares, then the Partnership Units held by the Original Limited Partner will not be entitled to any such distribution of Partnership Units or affected by any such subdivision or combination of Partnership Units because the number of the Original Limited Partner’s Partnership Units will have already been adjusted by virtue of the dividend or distribution of the Company’s shares or the subdivision or combination of the Company’s shares.

“Percentage Interest” means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the number of Partnership Units allocable to a Partner by the aggregate number of Partnership Units allocable to all Partners.

“Person” means any individual, partnership, corporation, joint venture, limited liability company, trust or other entity.

“Profits and Losses” mean, for each taxable year or other period, an amount equal to the taxable income or loss of the Partnership for the year or other period, determined in accordance with Section 703(a) of the Code (including all items of income, gain, loss or deduction required to be stated separately under Section 703(a)(1) of the Code), with the following adjustments:

(a)                                 Any income that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses will be added to taxable income or loss;

(b)                                 Any expenditures described in Code Section 705(a)(2)(B) or treated as Section 705(a)(2)(B) expenditures under Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, will be subtracted from taxable income or loss;

(c)                                  Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Agreed Value of the property, notwithstanding that the adjusted tax basis of the property differs from its Agreed Value;

(d)                                 In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there will be taken into account Depreciation for the taxable year or other period;

(e)                                  Any items which are specially allocated under Section 5.01(c), (d) or (e) shall not affect calculations of Profits or Losses; and

(f)                                   If the Agreed Value of any Partnership asset is adjusted under paragraph (b), (c) or (d) of the definition thereof, the adjustment will be taken into account as gain or loss from disposition of the asset for purposes of computing Profits or Losses.

“Property” means any real property or interest therein, real estate related securities, tenancy-in-common interests, or interest in entities that invest in any of the foregoing in which the Partnership holds an ownership interest, either directly or pursuant to the Partnership’s ownership of an interest in a subsidiary that owns an interest in any such real property or interests therein, real estate related securities, tenancy-in-common interests, or interest in entities that invest in any of the foregoing or pursuant to any other joint venture arrangements or other partnership or investment interests.

“Regulations” means the Federal Income Tax Regulations, including temporary or proposed regulations, issued under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

“REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Expenses” means: (i) costs and expenses relating to the formation and continuity of existence and operation of the Company and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of the Company), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the Company; (ii) costs and expenses relating to (A) any private offering or any registration and/or public offering of securities by the Company, the net proceeds of which were used to make a contribution to the Partnership, and (B) all statements and reports incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof; (iii) costs and expenses associated with any repurchase of any securities by the Company; (iv) costs and expenses associated with the preparation and filing, of any periodic or other reports and communications by the Company under federal, state or local laws or regulations, including filings with the Commission; (v) costs and expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange; (vi) costs and expenses associated with any section 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the Company; (vii) costs and expenses incurred by the Company relating to any issuance or redemption of Partnership Interests or REIT Shares; and (viii) all other operating or administrative costs of the Company incurred (or deemed incurred) in the ordinary course of its business on behalf of or in connection with the Partnership.

“REIT Share” means a share of common stock in the Company (or Successor Entity, as the case may be).

“REIT Shares Amount” means a number of REIT Shares equal to the product of the number of Partnership Units offered for exchange by an Exchanging Partner, multiplied by the Conversion Factor as adjusted to and including the Specified Exchange Date; provided that in the event the Company issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “Rights”), and the rights have not expired at the Specified Exchange Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to Rights.

“Sale” shall have the meaning given to such term in the Articles of Incorporation.

“Securities Act” means the Securities Act of 1933, as amended.

“Service” means the Internal Revenue Service.

“Specified Exchange Date” means the first business day of the month first occurring after the expiration of 60 business days from the date of receipt by the General Partner of the Exchange Notice.

“Sponsor” means Robert M. Behringer and Behringer Harvard Holdings, LLC.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Subsidiary Partnership” means any partnership, limited liability company or other entity taxed as a partnership for federal income tax purposes in which interests are owned by the Company, the General Partner or the Partnership, directly or indirectly, including through a Subsidiary Partnership in which interests are owned by any of the foregoing.

“Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03 hereof.

“Successor Entity” has the meaning provided in the definition of “Conversion Factor” contained herein. “Survivor” has the meaning set forth in Section 7.01(d) hereof.

“Transaction” has the meaning set forth in Section 7.01(c) hereof. “Transfer” has the meaning set forth in Section 9.02(a) hereof.

“Transfer Restriction Date” means, after Behringer Harvard Multifamily Advisors II, LLC, a Texas limited liability company, enters into an advisory management agreement to act as the advisor to the Company, the effective date upon which Behringer Harvard Multifamily Advisors II, LLC shall cease acting as the advisor to the Company under the terms of an advisory management agreement.

“Unaffiliated Percentage Interest” means a Percentage Interest held by a Limited Partner that is not an Affiliate of the General Partner or the Company.

“Unpaid Return” means, with respect to a Limited Partner, as of any time, the aggregate LP Minimum Return of such Partner for all prior and current fiscal periods reduced by the aggregate distributions to such Partner pursuant to Section 5.02(a)(ii) for all fiscal periods.

“Value” means, with respect to any security, the average of the daily market price of such security for the ten consecutive trading days immediately preceding the date as of which such Value is to be determined. The market price for each such trading day shall be: (i) if the security is listed or admitted to trading on any securities exchange, the sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day; (ii) if the security is not listed or admitted to trading on any securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company; or (iii) if the security is not listed or admitted to trading on any securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the security shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the security includes any additional rights, then the value of such rights shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

ARTICLE II.
PARTNERSHIP FORMATION AND IDENTIFICATION

2.01.                     Formation. The Partnership is a limited partnership formed pursuant to the Act and upon the terms and conditions set forth in the Original Agreement. The Partnership shall continue upon the execution of this Agreement.

2.02.                     Name, Office and Registered Agent. The name of the Partnership is “Behringer Harvard Multifamily OP II LP.” The registered office and principal place of business of the Partnership shall be 15601 Dallas Pkwy., Ste. 600, Addison, Texas 75001. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership’s registered agent is Corporation Service Company d/b/a CSCLawyers Incorporating Service Company, 211 E. 7th Street, Suite 620, Austin, Texas 78701. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on it as registered agent.

2.03.                     Partners.

(a)                                 The General Partner of the Partnership is BHMF II, Inc., a Delaware corporation. Its principal place of business is the same as that of the Partnership.

(b)                                 The Limited Partners are those Persons identified as Limited Partners (including the Original Limited Partner) on Exhibit A hereto, as it may be amended from time to time.

2.04.                     Term and Dissolution.

(a)                                 The term of the Partnership shall continue in full force and effect until December 31, 2060, except that the Partnership shall be dissolved earlier upon the first to occur of any of the following events (“Liquidating Events”):

(i)                                     the occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof, provided, that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners thereof, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

(ii)                                  the passage of 90 days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided, that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such obligation is paid in full);

(iii)                               the exchange of all Limited Partnership Interests (other than any of such interests held by the General Partner or Affiliates of the General Partner); or

(iv)                              the election by the General Partner that the Partnership should be dissolved.

(b)                                 Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.06 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.

2.05.                     Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file, at the expense of the Partnership, the Certificate and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

2.06.                     Certificates Describing Partnership Units. At the request of a Limited Partner, the General Partner may, at its option and in its discretion, issue a certificate summarizing the terms of such Limited Partner’s interest in the Partnership, including the number of Partnership Units owned as of the date of such certificate. If issued, any such certificates: (a) shall be in form and substance as approved by the General Partner; (b) shall not be negotiable; and (c) shall bear a legend substantially similar to the following:

“This certificate is not negotiable. The Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Amended and Restated Agreement of Limited Partnership of Behringer Harvard Multifamily OP II LP, as amended from time to time.”

ARTICLE III.
BUSINESS OF THE PARTNERSHIP

The purpose and nature of the business to be conducted by the Partnership is: (a) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to qualify as a REIT, unless the Company otherwise ceases to qualify as a REIT; (b) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing; and (c) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the Company’s right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that the Company’s current status as a REIT and the avoidance of income and excise taxes on the Company inures to the benefit of all the Partners and not solely to the Company and the General Partner.

Notwithstanding the foregoing, the Limited Partners agree that the Company may terminate its status as a REIT under the Code at any time to the full extent permitted under its Articles of Incorporation. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.

ARTICLE IV.
CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.01.                     Capital Contributions. The General Partner and the Original Limited Partner made initial Capital Contributions as set forth on Exhibit A to the Partnership in exchange for Partnership Interests representing a number of Partnership Units as set forth on Exhibit A, as of the date hereof, which shall be amended from time to time. At such time as Additional Limited Partners are admitted to the Partnership, each shall make Capital Contributions as set forth opposite their names on Exhibit A, as it may be amended from time to time. Exhibit A shall be deemed amended upon, and the General Partner may, without the approval of any other Partner, attach an amended Exhibit A to this Agreement to reflect: (a) the issuance of Partnership Interests and the Partnership Units allocable to Additional Limited Partners or to any existing Limited Partner pursuant to Section 4.02 (including the Original Limited Partner); (b) any reduction in Partnership Units allocable to and deemed held by a Partner in connection with the purchase or redemption of all or a portion of a Partner’s Partnership Interest pursuant to Section 6.10; (c) any reduction in Partnership Units allocable to and deemed held by a Partner in connection with the purchase or redemption of all or a portion of a Partner’s Partnership Interest by the Partnership or the General Partner by reason of the exercise by a Limited Partner of the Exchange Right; (d) any reduction in Partnership Units allocable to and deemed held by a Partner in connection with any purchase by the General Partner (or any of its Affiliates) of a Partner’s Partnership Interest and its allocable Partnership Units pursuant to the Call Right; and (e) any adjustment in the number of Partnership Units allocable to a Partner as a result of any of the foregoing or to properly reflect a change in the Conversion Factor.

4.02.                     Additional Capital Contributions and Issuances of Additional Partnership Interests. Except as provided in this Section 4.02 or in Section 4.03, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Units in respect thereof in the manner contemplated by this Section 4.02.

(a)                                 Issuances of Additional Partnership Interests.

(i)                                     General. The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests in the form of Partnership Units for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Texas law, including, without limitation, (A) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (B) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (C) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner or the Original Limited Partner unless:

(1)                                 the additional Partnership Interests are issued in connection with an issuance of REIT Shares or other interests in, the Company, which shares or interests have designations, preferences and other rights such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner or Original Limited Partner by the Partnership in accordance with this Section 4.02, and the General Partner (or the General Partner and/or the Original Limited Partner), shall make a Capital Contribution to the Partnership in an amount equal to the aggregate proceeds raised in connection with the issuance of such shares of stock of or other interests in the Company;

(2)                                 the additional Partnership Interests are issued in exchange for property or other assets owned by the Company, the General Partner or Original Limited Partner with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests; or

(3)                                 the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Interests and to allocate associated Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the Company and the Partnership.

(ii)                                  Issuance of Additional Securities. The Company shall not issue any additional REIT Shares (other than REIT Shares issued in connection with an exchange made pursuant to Section 8.05 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively, “Additional Securities”) other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the General Partner (or to the General Partner and/or the Original Limited Partner), as the General Partner may designate, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights such that the economic interests are substantially similar to those of the Additional Securities, and (B) the Company through the General Partner (or the General Partner and/or the Original Limited Partner) contributes any proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly and through the General Partner (or the General Partner and/or the Original Limited Partner), to the Partnership; provided, however, that the Company is allowed to issue Additional Securities in connection with an acquisition of a Property or other asset to be held directly by the Company or one of its Subsidiaries other than the Partnership, but if and only if, such direct acquisition and issuance of Additional Securities have been approved and determined to be in the best interests of the Company and the Partnership by a majority of the Independent Directors and Limited Partners holding more than 50% of the Unaffiliated Percentage Interests. Without limiting the foregoing, the Company is expressly authorized to issue Additional Securities for less than fair market value, including for no cash considerations, and to cause the Partnership to issue to the General Partner (or to the General Partner and/or the Original Limited Partner) corresponding Partnership Interests, so long as (1) the Company concludes in good faith that such issuance is in the best interests of the Company and the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to an incentive award plan or an employee share purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise, and (2) the Company through the General Partner (or the General Partner and/or the Original Limited Partner) contributes all proceeds from such issuance to the Partnership.

(b)                                 Certain Deemed Contributions of Proceeds of Issuance of REIT Shares. In connection with any and all issuances of REIT Shares, the Company through the General Partner (or the General Partner and/or the Original Limited Partner) shall make Capital Contributions to the Partnership of the proceeds therefrom, provided, that if the proceeds actually received and contributed by the Company are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other fees or expenses paid or incurred in connection with such issuance, then the General Partner (or the General Partner together with the Original Limited Partner, as applicable) shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in accordance with Section 6.05 hereof and in connection with the allocation of additional Partnership Units for such Capital Contributions pursuant to Section 4.02(a) hereof.

4.03.                     Additional Funding. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (a) cause the Partnership to obtain such funds from outside borrowings, or (b) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise.

4.04.                     Capital Accounts.

A separate Capital Account shall be established and maintained for each Partner in accordance with the Code and the Regulations, including the rules regarding the maintenance of partners’ capital accounts set forth in Regulation Section 1.704-1. Subject to the immediately preceding sentence, (a) each Partner’s Capital Account will be credited with (i) the Partner’s Capital Contributions, (ii) the Partner’s distributive share of Profits, (iii) any items in the nature of income or gain that are specially allocated to the Partner under Section 5.01(c), (d) or (e), and (iv) the amount of any Partnership liabilities that are assumed by the Partner or secured by any Partnership property distributed to the Partner; and (b) each Partner’s Capital Account will be debited with (i) the amount of cash and the Agreed Value of any Partnership property distributed to the Partner under any provision of this Agreement, (ii) the Partner’s distributive share of Losses, (iii) any items in the nature of deduction or loss that are specially allocated to the Partner under Section 5.01(c), (d) or (e), and (iv) the amount of any liabilities of the Partner assumed by the Partnership or which are secured by any property contributed by the Partner to the Partnership. If property is contributed to the capital of the Partnership or if there is a revaluation of any Partnership property such that the Agreed Value of such property differs from its adjusted tax basis, the Partners’ Capital Accounts shall be appropriately adjusted for income, gain, loss and deduction as required by Regulation Section 1.704-1(b)(2)(iv)(g). To the extent a Partner’s Capital Account is greater than zero, such excess is hereinafter referred to as a “positive balance.” To the extent that a Partner’s Capital Account is less than zero, said amount is hereinafter referred to as a “deficit balance.” Consistent with the provisions of Regulations Section 1.704-1(b), in the event that any Partners are treated as a single entity for federal income tax purposes such Partners shall have a single capital account.

4.05.                     Percentage Interests. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the date of each such increase or decrease to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease. In such event, the General Partner shall revalue the assets of the Partnership and the Capital Account for each Partner shall be adjusted as set forth in Section 4.04 hereof. If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.05, the Profit and Loss for the taxable year in which the adjustment occurs shall be prorated between the part of the year ending on the day when the Partnership’s assets are revalued by the General Partner and the part of the year beginning on the following day and, as so divided, shall be allocated to the Partners in accordance with Section 5.01 based on their Percentage Interests before adjustment, and their adjusted Percentage Interests, respectively, either (a) as if the taxable year had ended on the date of the adjustment or (b) based on the number of days in each part. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profit and Loss for the taxable year in which an adjustment occurs, as may be required or permitted under Section 706 of the Code.

4.06.                     No Interest on Contributions. No Partner shall be entitled to interest on its Capital Contribution, except as specifically provided in this Agreement.

4.07.                     Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

4.08.       No Third-Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

ARTICLE V.
PROFIT AND LOSS; DISTRIBUTIONS

5.01.       Allocation of Profit and Loss.

(a)           After giving effect to the regulatory allocations set forth in Sections 5.01(c), (d) and (e), Profits for each fiscal year of the Partnership shall be allocated as follows:

(i)            first, to the General Partner until the aggregate amount of Profits allocated pursuant to this Section 5.01(a)(i) for all fiscal years is equal to the amount distributed to the General Partner pursuant to Section 5.02(a)(i) with respect to the GP Minimum Return for all fiscal years;

(ii)           second, to each Limited Partner until the aggregate amount of Profits allocated to each Limited Partner pursuant to this Section 5.01(a)(ii) for all fiscal years is equal to the aggregate amount distributed to the Limited Partner pursuant to Section 5.02(a)(ii) for all fiscal years, and among the Limited Partners in proportion to the amount allocable to each of them under this Section 5.01(a)(ii);

(iii)          third, to each Partner until the aggregate amount of Profits allocated to each Partner pursuant to this Section 5.01(iii) for all fiscal years is equal to the aggregate amount distributed to the Partner pursuant to Section 5.02(a)(iii) for all fiscal years, and among the Partners in proportion to the amount allocable to each of theni under this Section 5.01(a)(iii);

(iv)          fourth, to the Partners, in the same ratio and reverse order as Loss was allocated to such Partners pursuant to Section 5.01(b)(ii) and Section 5.01(b)(iii) for all prior fiscal years, until the excess of the aggregate amount of Loss allocated to each Partner pursuant to Section 5.01(b)(ii) and Section 5.01(b)(iii) for all prior fiscal years over the aggregate amount of Profits allocated to the Partner pursuant to this Section 5.01(a)(iv) for all fiscal years is zero; and

(v)           thereafter, pro rata, to the Partners in proportion to their Percentage Interests.

(b)           After giving effect to the regulatory allocations set forth in Sections 5.01(c), (d) and (e), Loss for each fiscal year of the Partnership shall be allocated as follows:

(i)            first, to the Partners, in the same ratio and reverse order as Profits were allocated pursuant to Section 5.01(a)(v) for all prior fiscal years, until the excess of the aggregate amount of Profits allocated to each Partner pursuant to Section 5.01(a)(v) for all fiscal years over the aggregate amount of Loss allocated to the Partner pursuant to this Section 5.01(b)(i) for all fiscal years is zero;

(ii)           second, to the Partners until the excess of the aggregate Capital Contributions made by each such Partner over the aggregate amount of Loss allocated to such Partner pursuant to this Section 5.01(b)(ii) for all fiscal years is equal to zero, and among the Partners in proportion to the amount allocable to each of them under this Section 5.01(b)(ii); and

(iii)          thereafter, to the General Partner.

(c)           Notwithstanding any provision to the contrary herein: (i) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners’ respective Percentage Interests; (ii) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the “economic risk of loss” of such deduction in accordance with Regulations Section 1.704-2(i)(I); (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(0(2), (3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j); and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(g), items of gain and income shall be allocated among the Partners, in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Partner’s “interest in partnership profits” for purposes of determining its share of the nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752- 3(a)(3) shall be such Partner’s Percentage Interest.

(d)           If a Partner receives in any taxable year an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such excess deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). Items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this Section 5.01(d).

(e)           Loss shall not be allocated to a Limited Partner to the extent that such allocation would cause a deficit in such Partner’s Capital Account (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. Any Loss in excess of that limitation shall be allocated to the General Partner. After the occurrence of an allocation of Loss to the General Partner in accordance with this Section 5.01(e), to the extent permitted by Regulations Section 1.704-1(b), Profit shall be allocated to the General Partner in an amount necessary to offset the Loss previously allocated to the General Partner under this Section 5.01(e).

(f)            If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of income, gain, deduction and loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of income, gain, deduction and loss between the transferor and the transferee Partner.

(g)           Tax Allocations.

(i)            General. Except as otherwise provided in this Section 5.01(g), items of income, gain, loss and deduction of the Partnership to be allocated for income tax purposes shall be allocated among the Partners on the same basis as the corresponding book items are allocated under the other subsections of this Section 5.01.

(ii)           Depreciation Recapture. Subject to Section 5.01(g)(iii), if any portion of taxable gain recognized from the disposition of property by the Partnership represents the “recapture” of previously allocated deductions by virtue of the application of Code Section 1(h)(1)(D), 1245 or 1250 (“Recapture Gain”), such Recapture Gain shall be allocated as follows:

(A)          First, to the Partners in proportion to the lesser of each Partner’s (x) allocable share of the total taxable gain recognized from the disposition of such property and (y) share of depreciation or amortization with respect to such property (as determined in the manner provided under Regulations Sections 1.1245-1(e)(2) and (3)), until each such Partner has been allocated Recapture Gain equal to such lesser amount.

(B)          Second, the balance of Recapture Gain shall be allocated among the Partners whose allocable shares of total taxable gain from the disposition of such property exceed their shares of depreciation or amortization with respect to such property (as determined in the manner provided under Regulations Sections 1.1245-1(e)(2) and (3)), in proportion to their shares of total taxable gain (including Recapture Gain) from the disposition of such property; provided, however, that no Partner shall be allocated Recapture Gain under this Section 5.01(g)(ii), in excess of the total taxable gain otherwise allocated to such Partner from such disposition.

(iii)          Section 704(c) Allocations. In accordance with Code Section 704(c) and the related Regulations, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership, solely for income tax purposes, shall be allocated among the Partners so as to take account of any variation between the adjusted basis to the Partnership of the property for federal income tax purposes and the initial Agreed Value of the property. If the Agreed Value of any Partnership asset is adjusted under paragraph (b) of the definition thereof, subsequent allocations of income, gain, loss and deduction with respect to that asset will take account of any variation between the adjusted basis of the asset for federal income tax purposes and its Agreed Value in the same manner as under Code Section 704(c) and the related Regulations Any elections or other decisions relating to allocations under this Section 5.01(g)(iii) (including selection of the method for making such allocations) will be made by the General Partner in its sole discretion. The General Partner shall have the authority, in its sole and absolute discretion and without the need for consent from any Partner, to elect the method or methods to be used by the Partnership for allocating items of income, gain, expense and deductions under this Section 5.01(g)(iii), including election of a method that may result in one or more Partners receiving or being allocated a disproportionately larger share of items of Partnership income, gain, expense or deduction, and any such election shall be binding on all Partners.

(iv)          Tax Credits. Unless otherwise required by the Code, any tax credits of the Partnership shall be allocated among the Partners in accordance with their Percentage Interests. Any recapture of tax credits shall be allocated among the Partners in the same ratio as the applicable tax credits were allocated to the Partners.

(v)           Tax Effect. Allocations under this Section 5.01(g) are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profits, Losses or other items or distributions under any provision of this Agreement.

(h)           If the General Partner determines that is advantageous to the business of the Partnership to amend the allocation provisions of this Agreement so as to permit the Partnership to potentially avoid the characterization of Partnership income allocable to various qualified plans and other entities that are exempt from federal income taxation (“Tax Exempt Partners”) as constituting Unrelated Business Taxable Income (“UBTI”) within the meaning of the Code, specifically including, but not limited to, amendments to satisfy the so-called “fractions rule”

contained in Code Section 514(c)(9), the General Partner is authorized, in its discretion, to amend this Agreement so as to allocate income, gain, loss, deduction or credit (or items thereof) arising in any year differently than as provided for in this Section if, and to the extent, that such amendments will achieve such result or otherwise permit the avoidance of characterization of Partnership income as UBTI to Tax Exempt Partners. Any allocation made pursuant to this Section 5.01(h) shall be deemed to be a complete substitute for any allocation otherwise provided for in this Agreement, and no further amendment of this Agreement or approval by any Limited Partner shall be required to effectuate such allocation. In making any such allocations under this Section 5.01(h) (“New Allocations”), the General Partner is authorized to act in reliance upon advice of counsel to the Partnership or the Partnership’s regular certified public accountants that, in their opinion, after examining the relevant provisions of the Code and any current or future proposed or final Treasury Regulations thereunder, the New Allocation will achieve the intended result of this Section 5.01(h). New Allocations made by the General Partner in reliance upon the advice of counsel or accountants as described above shall be deemed to be made in the best interests of the Partnership and all of the Partners, and any such New Allocations shall not give rise to any claim or cause of action by any Partner against the Partnership or any General Partner. Nothing herein shall require or obligate the General Partner, by implication or otherwise, to make any such amendments or undertake any such action.

5.02.       Distributions of Cash.

(a)           The Partnership shall distribute cash on a quarterly (or, at the election of the General Partner, more frequent) basis, in an amount determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period), after the establishment of reasonable cash reserves to meet REIT Expenses and other obligations of the Partnership, as determined in the sole and absolute discretion of the General Partner, in the following manner:

(i)            first, to the General Partner in an amount equal to the GP Minimum Return with respect to such fiscal quarter;

(ii)           second, to the Limited Partners other than the Original Limited Partner, pro rata, in proportion to each such Partner’s respective Unpaid Return, until each such Partner’s Unpaid Return is equal to zero; and

(iii)          thereafter, to the Partners in accordance with and in proportion to their respective Percentage Interests.

(b)           Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, the requirements of Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to a Partner or its assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner or assignee equals or exceeds the amount required to be withheld by the Partnership, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner or assignee, or (ii) if the actual amount to be distributed to the Partner or assignee is less than the amount required to be withheld by the Partnership, the amount required to be withheld shall be treated as a loan (a “Partnership Loan”) from the Partnership to the Partner or assignee on the day the Partnership pays over such amount to a taxing authority. A Partnership Loan shall be repaid through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee. In the event that a Limited Partner (a “Defaulting Limited Partner”) fails to pay any amount owed to the Partnership with respect to the Partnership Loan within 15 days after demand for payment thereof is made by the Partnership on the Limited Partner, the General Partner, in its sole and absolute discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner. In such event, on the date of payment, the General Partner shall be deemed to have extended a loan (a “General Partner Loan”) to the Defaulting Limited Partner in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount. Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner. Any amounts treated as a Partnership Loan or a General Partner Loan pursuant to this Section 5.02(b) shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.

(c)           To the extent not utilized for expenses of the Partnership or for investment in additional Properties, the General Partner may, in its discretion, cause the Partnership to distribute Net Capital Proceeds in such amount as shall be determined by the General Partner in its discretion in accordance with the provisions of Section 5.02(a) hereof.

(d)           In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash dividend as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be exchanged, and the Unpaid Return with respect to such Partnership Unit shall be deemed to be reduced by the amount of any such cash dividend.

5.03.       REIT Distribution Requirements. The General Partner shall use its reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the Company to pay stockholder dividends that will allow the Company to (a) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (b) avoid any federal income or excise tax liability imposed by the Code.

5.04.       No Right to Distributions in Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

5.05.       Limitations on Return of Capital Contributions. Notwithstanding any of the provisions of this Article V, no Partner shall have the right to receive and the General Partner shall not have the right to make a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of its Capital Contribution, does not exceed the fair market value of the Partnership’s assets.

5.06.       Distributions Upon Liquidation. Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances. For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments made in accordance with Sections 5.01 and 5.02 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership’s assets have been made. To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

5.07.       Substantial Economic Effect. It is the intent of the Partners that the allocations of Profit and Loss under this Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

5.08.       Tax Consequences to Limited Partners. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken by it. The General Partner and the Partnership shall not have liability to a Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

ARTICLE VI.
RIGHTS, OBLIGATIONS AND
POWERS OF THE GENERAL PARTNER

6.01.       Management of the Partnership.

(a)           Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers and obligations, as the context requires, of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

(i)            to acquire, purchase, own, operate, lease and dispose of any real property and any other property or assets including, but not limited to notes, Mortgages, partnership or joint venture interests or securities, that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership;

(ii)           to construct buildings and make other improvements on the Properties owned or leased by the Partnership;

(iii)          to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

(iv)          to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(v)           to pay, either directly or by reimbursement, for all operating costs and general Administrative Expenses of the Partnership to third parties or to the Company, the General Partner or any of their Affiliates as set forth in this Agreement;

(vi)          to guarantee or become a co-maker of indebtedness of the Company, the General Partner or any Subsidiary of either, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(vii)         to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general Administrative Expenses of the Company, the General Partner, the Partnership or any Subsidiary of any of the foregoing or to third parties as set forth in this Agreement;

(viii)        to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(ix)          to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly, to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership’s assets;

(x)           to file applications, communicate, and otherwise deal with any and all go governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(xi)          to make or revoke any election permitted or required of the Partnership by any taxing authority;

(xii)         to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

(xiii)        to determine whether or not to apply any insurance proceeds for any Property to the restoration of such Property or to distribute the same;

(xiv)        to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay such persons remuneration as the General Partner may deem reasonable and proper;

(xv)         to retain other services of any kind or nature in connection with Partnership business and to pay such remuneration as the General Partner may deem reasonable and proper for same;

(xvi)        to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

(xvii)       to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

(xviii)      to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(xix)        to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures, limited liability companies or other entities or relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(xx)         to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose;

(xxi)        to merge, consolidate or combine the Partnership with or into another Person;

(xxii)       to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code; and

(xxiii)      to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the Company at all times to qualify as a REIT unless the Company voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

(b)           Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to apply Partnership funds to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

6.02.       Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person (including without limitation officers or other agents of the Partnership, the General Partner or the Company appointed by the General Partner) for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

6.03.       Indemnification and Exculpation of Indemnitees.

(a)           Subject to the limitations of any applicable provisions under Texas law, no Indemnitee shall be liable to the Partnership for money damages. Neither the amendment nor repeal of this Section 6.03(a) shall apply to or affect in any respect the applicability of the provisions of this Section 6.03(a) with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(b)           Subject to the limitations of any applicable provisions under Texas law, the Partnership shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of fmal disposition of a proceeding to any Indemnitee. The Partners may take such action as is necessary to carry out this Section 6.03(b).

(c)           The indemnification provided by this Section 6.03 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d)           The Partnership may purchase and maintain insurance or establish other arrangements, including without limitation trust arrangements and letters of credit on behalf of or to secure indemnification obligations owed to the Indemnitees and such other Persons as the General Partner shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)           For purposes of this Section 6.03: (i) the Partnership shall be deemed to have requested an Indemnitee to serve as a fiduciary of an employee benefit plan whenever the performance by the Indemnitee of its duties to the Partnership also imposes duties on the Indemnitee, or otherwise involves services by the Indemnitee to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.03; and (iii) actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is not opposed to the best interests of the Partnership.

(f)            In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)           An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.03 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)           The provisions of this Section 6.03 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights in or be for the benefit of any other Persons.

6.04.       Liability of the General Partner.

(a)           Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or any act or omission if the General Partner acted in good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity, provided, the General Partner, acting in good faith, abides by the terms of this Agreement. In addition, to the extent the General Partner or any officer, director, employee, agent or stockholder of the General Partner performs its duties in accordance with the standards provided by the Act, as it may be amended from time to time, or under any successor statute thereto, such Person or Persons shall have no liability by reason of being or having been the General Partner, or by reason of being an officer, director, employee, agent or stockholder of the General Partner or the Company. To the maximum extent that the Act and the general laws of the State of Texas, in effect from time to time, permit limitation of the liability of general partners of a limited partnership, the General Partner and its officers, directors, employees, agents and stockholders shall not be liable to the Partnership or to any Partner for money damages except to the extent that (i) the General Partner or its officers, directors, employees, agents or stockholders actually received an improper benefit or profit in money, property or services, in which case the liability shall not exceed the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication adverse to the General Partner or one or more of its officers, directors, employees, agents or stockholders is entered in a proceeding based on a finding in the proceeding that the action or failure to act of the General Partner or one or more of its officers, directors, employees, agents or stockholders was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Neither the amendment nor repeal of this Section 6.04(a), nor the adoption or amendment of any other provision of this Agreement inconsistent with this Section 6.04(a), shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption. In the absence of any Texas statute limiting the liability of the General Partner or its directors or officers for money damages in a suit by or on behalf of the Partnership or by any Partner, the General Partner and the officers, directors, employees, agents and stockholders of the General Partner shall not be liable to the Partnership or to any Partner for money damages except to the extent that (x) the General Partner or one or more of its officers, directors, employees, agents or stockholders actually received an improper benefit or profit in money, property or services, in which case the liability shall not exceed the amount of the benefit or profit in money, property or services actually received, or (y) a judgment or other final adjudication adverse to the General Partner or one or more of its officers, directors, employees, agents or stockholders is entered in a proceeding based on a finding in the proceeding that the action of the General Partner or one or more of its officers, directors, employees or stockholders action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

(b)           The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, itself and the stockholders of the Company collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of the Company or its stockholders on the one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the Company or its stockholders or the Limited Partners; provided, however, that for so long as the Company directly or indirectly owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either its stockholders or the Limited Partners shall be resolved in favor of the Company or its stockholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

(c)           Subject to its obligations and duties as General Partner set forth in Section 6.01 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d)           Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order to (i) protect the ability of the Company to continue to qualify as a REIT, or (ii) prevent the Company from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

(e)           Any amendment, modification or repeal of this Section 6.04 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 6.04 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.05.       Reimbursement of General Partner.

(a)           Except as provided in this Section 6.05 and elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b)           The General Partner shall be reimbursed by the Partnership on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all REIT Expenses and Administrative Expenses.

6.06.       Outside Activities. Subject to the Articles of Incorporation and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary of the Partnership, or any officer, director, manager, employee, agent, trustee, Affiliate or owner of the Company or the General Partner, the Affiliates of the Company and the officers, directors, managers, agents, trustees and owners of the Company and its Affiliates shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interests or activities. None of the Limited Partners or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and neither the General Partner, nor any Affiliates of the General Partner nor any officers, directors, managers, employees, agents, trustees or owners of the Company or the Company’s Affiliates shall have any obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character that, if presented to the Partnership or any Limited Partner, could be taken by such Person. Without the consent of the Limited Partners holding more than 50% of the Percentage Interests, the Company shall not, directly or indirectly, enter into or conduct any business, other than in connection with the indirect ownership, acquisition and disposition of its Partnership Interests and the management of the business of the Partnership, its operation of the Company as a REIT and such activities as are incidental to the same. Without the consent of the Limited Partners holding more than 50% of the Unaffiliated Percentage Interests, the Company and the General Partner shall not, directly or indirectly, participate in or otherwise acquire any interest in any real or personal property, except its Partnership Interests or its minority interest in any Subsidiary of the Partnership (held directly or indirectly through a qualified REIT subsidiary (as defined in Code Section 856(i)(2)), limited liability company or taxable corporate affiliate (as the Company shall determine consistent with its need to maintain its status as a REIT) that the General Partner holds in order to maintain such Subsidiary’s status as a partnership for federal income tax purpose or to satisfy any covenants or terms of any documents evidencing a loan that is either made to such Subsidiary or that relates to any property owned directly or indirectly by such Subsidiary, and such bank accounts, similar instruments or other short-term investments as it deems necessary to carry out its responsibilities contemplated under this Agreement and the Certificate.

6.07.       Employment or Retention of Affiliates.

(a)           Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as an advisor, buyer, lessor, lessee, manager, property management agent, asset manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor that the General Partner determines to be fair and reasonable.

(b)           The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c)           The Partnership may transfer assets to joint ventures, limited liability companies, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems to be consistent with this Agreement and applicable law.

(d)           Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership.

6.08.       Reserved.

6.09.       Title to Partnership Assets. Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof; provided, that title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by such Person for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, that the General Partner shall use its best efforts to cause legal title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

6.10.       Miscellaneous. In the event the Company redeems any REIT Shares, then the Partnership will be deemed to have purchased from the Original Limited Partner a number of Partnership Units determined by, and based upon, the application of the Conversion Factor on the same terms upon which the Company redeemed such REIT Shares. Moreover, if the Company makes a cash tender offer or other offer to acquire REIT Shares, then the Partnership shall be deemed to have made a corresponding offer to the Original Limited Partner to acquire an equivalent number of Partnership Units held by the Original Limited Partner based on the application of the Conversion Factor. In the event any REIT Shares are redeemed by the Company pursuant to such offer, then the Partnership shall be deemed to have redeemed an equivalent number of the Original Limited Partner’s Partnership Units for an equivalent purchase price based on the application of the Conversion Factor. If the Original Limited Partner holds an insufficient number of Partnership Units to effect a purchase or redemption contemplated by this Section 6.10, then the Partnership will be deemed to have purchased or redeemed from the General Partner, after it has purchased or redeemed all of the Original Limited Partner’s Partnership Units, the number of Partnership Units necessary to effect such purchase or redemption.

ARTICLE VII.
CHANGES IN GENERAL PARTNER

7.01.       Transfer of the General Partner’s Partnership Interest.

(a)           The General Partner shall not transfer all or any portion of its General Partnership Interest or withdraw as General Partner except as provided in or in connection with a transaction contemplated by Sections 7.01(c), 7.01(d) or 7.01(e).

(b)           The Company shall not transfer all or any portion of its interest in the General Partner except as provided in or in connection with a transaction contemplated by Sections 7.01(c), 7.01(d) or 7.01(e).

(c)           Except as otherwise provided in Sections 7.01(d) or (e) hereof, neither the Company nor the General Partner shall engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets (other than in connection with a change in the Company’s or General Partner’s state of incorporation or organizational form), which, in any such case, results in a Change of Control of the Company or the General Partner (a “Transaction”), unless:

(i)            the consent of Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners is obtained; or

(ii)           as a result of such Transaction all Limited Partners are granted the right to receive for each Partnership Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share in consideration of the transfer of one REIT Share; provided, that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Partnership Units shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities, or other property that a Limited Partner would have received had it (A) exercised its Exchange Right and (B) sold, tendered or exchanged pursuant to the

Offer the REIT Shares received upon exercise of the Exchange Right immediately prior to the expiration of the Offer; or

(iii)          the Company or the General Partner is the surviving entity in the Transaction and either (A) the holders of REIT Shares in the case of a Transaction involving the Company, or the Company in the case of a Transaction involving the General Partner, do not receive cash, securities, or other property in the Transaction or (B) all Limited Partners (other than the General Partner or any Subsidiary of the Company) receive an amount of cash, securities, or other property (expressed as an amount per REIT Share) that is no less than the product of the Conversion Factor and the greatest amount of cash, securities, or other property (expressed as an amount per REIT Share) received in the Transaction by (i) any holder of REIT Shares in the case of a Transaction involving the Company, or (ii) the Company in the case of a Transaction involving the General Partner.

(d)           Notwithstanding Section 7.01(c), either the General Partner or the Company may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Survivor”), other than its interest in the General Partner and in the Original Limited Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Survivor in good faith, and (ii) the Survivor expressly agrees to assume all obligations of the General Partner, as appropriate, hereunder. Upon such contribution and assumption, the Survivor shall have the right and duty to amend this Agreement as set forth in this Section 7.01(d). The Survivor shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and the Conversion Factor for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and that a holder of Partnership Units could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustments to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for herein with respect to the Conversion Factor. The Survivor also shall in good faith modify the definition of REIT Shares and make such amendments to Section 8.05 hereof so as to approximate the existing rights and obligations set forth in Section 8.05 as closely as reasonably possible. The above provisions of this Section 7.01(d) shall similarly apply to successive mergers or consolidations permitted hereunder.

In respect of any transaction described in the preceding paragraph, the General Partner is required to use its commercially reasonable efforts to structure such transaction to avoid causing the Limited Partners to recognize a gain for federal income tax purposes by virtue of the occurrence of or their participation in such transaction, provided, such efforts are consistent with the exercise of the Board of Directors’ fiduciary duties to the stockholders of the Company under applicable law.

(e)           Notwithstanding Section 7.01(c),

(i)            a General Partner may transfer all or any portion of its General Partnership Interest to (A) a wholly-owned Subsidiary of such General Partner, or (B) the owner of all of the ownership interests of such General Partner, and following a transfer of all of its General Partnership Interest, may withdraw as General Partner; and

(ii)           the General Partner or the Company may engage in any transaction not required by law or by the rules of any national securities exchange on which the REIT Shares are listed to be submitted to the vote of the holders of the REIT Shares.

7.02.       Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

(a)           the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart hereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.05 hereof in connection with such admission shall have been performed;

(b)           if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c)           counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel in the state or any other jurisdiction as may be necessary) that the admission of the Person to be admitted as a substitute or additional General Partner is in conformity with the Act, and that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner’s limited liability.

7.03.       Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner.

(a)           Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.04(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is, on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners thereof), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.03(b) hereof. The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.02 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

(b)           Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.04(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is, on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners thereof), the Limited Partners, within 90 days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 2.04 hereof by selecting, subject to Section 7.02 hereof and any other provisions of this Agreement, a substitute General Partner by consent of a majority in interest of the Limited Partners. If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

7.04.       Removal of a General Partner.

(a)           Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners thereof. The Limited Partners may not remove the General Partner, with or without cause.

(b)           If a General Partner has been removed pursuant to this Section 7.04 and the Partnership is continued pursuant to Section 7.03 hereof, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a majority in interest of the Limited Partners in accordance with Section 7.03(b) hereof and otherwise admitted to the Partnership in accordance with Section 7.02 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner’s removal. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners within 10 days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners shall each select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest within 30 days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest no later than 60 days after the removal of the General Partner. In such case, the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals closest in value.

(c)           The General Partnership Interest of a removed General Partner, during the time after removal until the date of transfer under Section 7.04(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, Profit, gain or Loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.04(b).

(d)           All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section 7.04.

ARTICLE VIII.
RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

8.01.       Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for or on behalf of the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

8.02.       Power of Attorney. Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.

8.03.       Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

8.04.       Ownership by Limited Partner of Corporate General Partner or Affiliate. No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliate thereof, if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section 8.04.

8.05.       Exchange Right.

(a)           Subject to Sections 8.05(b), 8.05(c), 8.05(d) and 8.05(e) hereof, and subject to the potential modification of any rights or obligations provided for herein by agreement(s) between the Partnership and any one or more Limited Partners with respect to their Partnership Interest and the Partnership Units allocable to them, each Limited Partner shall have the right (the “Exchange Right”) to require the Partnership to redeem on a Specified Exchange Date all or a portion of its Partnership Interest and the associated Partnership Units held by such Limited Partner at an exchange price equal to and in the form of the Cash Amount to be paid by the Partnership; provided, that such Partnership Units shall have been outstanding for at least one year. The Exchange Right shall be exercised pursuant to the delivery of an Exchange Notice to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Exchange Right (the “Exchanging Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Exchange Right if the Company (or its Affiliate) elects to purchase such Partnership Units subject to the Exchange Notice pursuant to Section 8.05(b); and provided further, that no Limited Partner may deliver more than two Exchange Notices during each calendar year. A Limited Partner may not exercise the Exchange Right for less than 1,000 Partnership Units (or such other amount as is appropriate to take account of adjustments to the Conversion Factor) or, if such Limited Partner holds less than 1,000 Partnership Units (or such other amount as is appropriate to take account of adjustments to the Conversion Factor), all of the Partnership Units held by such Partner. The Exchanging Partner shall have no right, with respect to any Partnership Units so exchanged, to receive any distribution paid with respect to such Partnership Units if the record date for such distribution is on or after the Specified Exchange Date.

(b)           Notwithstanding the provisions of Section 8.05(a), a Limited Partner that exercises the Exchange Right shall be deemed to have also offered to sell that portion of its Partnership Interest and the allocable Partnership Units described in the Exchange Notice to the Company (including its Affiliates), and the Company (or its Affiliate) may, in its sole and absolute discretion, elect to purchase directly and acquire such specified Partnership Interest and allocable Partnership Units by paying to the Exchanging Partner either the Cash Amount or the REIT Shares Amount, as elected by the Company (in its sole and absolute discretion), on the Specified Exchange Date, whereupon the Company shall acquire the Partnership Interest and Partnership Units offered for exchange by the Exchanging Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Interest and allocable Partnership Units. If the Company shall elect to exercise its right to purchase Partnership Units under this Section 8.05(b) with respect to an Exchange Notice, it shall so notify the Exchanging Partner within five business days after the receipt by the Company of such Exchange Notice. Unless the Company (in its sole and absolute discretion) shall exercise its right to purchase Partnership Units from the Exchanging Partner pursuant to this Section 8.05(b), the Company shall have no obligation to the Exchanging Partner or the Partnership with respect to the Exchanging Partner’s exercise of an Exchange Right. In the event the Company shall exercise its right to purchase such specified Partnership Interest and allocable Partnership Units with respect to the exercise of an Exchange Right in the manner described in the first sentence of this Section 8.05(b), the Partnership shall have no obligation to pay any amount to the Exchanging Partner with respect to such Exchanging Partner’s exercise of such Exchange Right, and each of the Exchanging Partner and the Company shall treat the transaction between the Company and the Exchanging Partner for federal income tax purposes as a sale of the Exchanging Partner’s Partnership Units to the Company. Each Exchanging Partner agrees to execute such documents as the Company may reasonably require in connection with the issuance of REIT Shares to such Exchanging Partner upon exercise of its Exchange Right.

(c)           Notwithstanding the provisions of Sections 8.05(a) and 8.05(b), a Limited Partner shall not be entitled to exercise the Exchange Right if the delivery of REIT Shares to such Partner on the Specified Exchange Date by the Company pursuant to Section 8.05(b) (regardless of whether or not the Company would in fact exercise its rights under Section 8.05(b)) would: (i) result in such Partner or any other person owning, directly or indirectly, REIT Shares in excess of the ownership limitations described in the Articles of Incorporation and calculated in accordance therewith; (ii) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), except as provided in the Articles of Incorporation; (iii) result in the Company being “closely held” within the meaning of Section 856(h) of the Code; (iv) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company’s, the Partnership’s, or a Subsidiary Partnership’s real property within the meaning of Section 856(d)(2)(B) of the Code; or (v) cause the acquisition of REIT Shares by such Partner to be “integrated” with any other distribution of REIT Shares for purposes of complying with the registration provisions of the Securities Act, provided, that if such Partner delivers an opinion of counsel that is reasonably satisfactory to the Company providing that the acquisition of REIT Shares by such Partner will not be “integrated” with any other distribution of REIT Shares for purposes of complying with the Securities Act, then the General Partner may not prevent such Partner from exercising the Exchange Right by virtue of this clause (v). The General Partner, in its sole and absolute discretion, may waive any of the restrictions on exchange set forth in this Section 8.05(c); provided, however, that in the event any such restriction is waived, the Exchanging Partner shall be paid the Cash Amount.

(d)           Any Cash Amount to be paid to an Exchanging Partner pursuant to this Section 8.05 shall be paid on the Specified Exchange Date; provided, however, that the General Partner may elect to cause the Specified Exchange Date to be delayed for up to 180 days to the extent required for the Company to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Notwithstanding the foregoing, the General Partner agrees to use its best efforts to cause the closing of the acquisition of exchanged Partnership Units hereunder to occur as quickly as reasonably possible.

(e)           Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Exchange Rights as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” under Section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership that states that, in the opinion of such counsel, restrictions are necessary in order to avoid the Partnership being treated as a “publicly traded partnership” under Section 7704 of the Code.

8.06.       Call Right.

(a)           Subject to Section 8.06(c) below, and subject to the modification of any rights or obligations provided for herein by agreement(s) between the Company (or its Affiliate) and any one or more Limited Partners with respect to the Partnership Interests and allocable Partnership Units held by them, at any time after the expiration of the Holding Period for the Partnership Units in question, the Company (including its Affiliates) shall have the right (the “Call Right”) to purchase the Partnership Interest and all of the allocable Partnership Units held by a Limited Partner at a price equal to the Cash Amount; provided, however, that the Company (or any of its Affiliates) may, in the Company’s sole and absolute discretion, elect to purchase such Partnership Interest and allocable Partnership Units by paying or causing the Company to pay to the Partner in question the REIT Shares Amount in lieu of the Cash Amount. The Call Right shall be exercised pursuant to a Call Notice delivered by the Company to any such Limited Partner. The Company may not exercise the Call Right for less than the entire interest of a Limited Partner in the Partnership. A Limited Partner receiving the Call Notice described above shall have no rights with respect to any interest in the Partnership other than the right to receive payment for its interest in the Partnership in cash or REIT Shares in accordance with this Section 8.06. An assignee of a Limited Partner shall be bound by and subject to the Call Right of the Company pursuant to this Section 8.06. In connection with any exercise of such Call Right by the Company with respect to an assignee, the Cash Amount (or REIT Shares Amount) shall be paid by the Company or the Company, as applicable, directly to such assignee and not to the Limited Partner from which such assignee acquired its Partnership Units. The Company shall be unable to exercise the Call Right and the Call Right shall lapse upon the occurrence of a Liquidating Event unless and until the Partners shall continue the business of the Partnership under Section 7.03 hereof.

(b)           (i) Within 30 days after the delivery of the Call Notice by the Company to a Limited Partner under this Section 8.06, the Company (subject to the limitations set forth in Section 8.06(c)) shall transfer and deliver the Cash Amount or the REIT Shares Amount to such Limited Partner or, as applicable, its assignee, whereupon the Company (or its designee) shall acquire the Partnership Interest and allocable Partnership Units of such Limited Partner or, as applicable, its assignee, and shall be treated for all purposes of this Agreement as the owner of such Partnership Interest and allocable Partnership Units (and as a Limited Partner with respect to such Partnership Interest and allocable Partnership Units).

(ii)           In the event that the Company elects to pay such Limited Partner in the form of the REIT Shares Amount and such REIT Shares Amount is not a whole number of REIT Shares, the Limited Partner shall be paid (A) the number of REIT Shares that equals the nearest whole number less than such amount plus (B) an amount of cash that the Company determines, in its reasonable discretion, to represent the fair value of the remaining fractional REIT Share that would otherwise be payable to the Limited Partner.

(iii)          Each Limited Partner agrees to deliver to the Company the Partnership Interest Certificate, if any, representing its Limited Partnership Interest and to execute such documents as the Company may reasonably require in connection with the issuance of REIT Shares upon exercise of the Call Right (including without limitation an assignment of Partnership Interest and allocable Partnership Units pursuant to the terms of which such Limited Partner (A) represents, warrants and certifies that it has marketable and unencumbered title to its Partnership Interest and allocable Partnership Units, free and clear of the rights of or interest of any other person or entity, that it has the full right, power and authority to transfer and surrender its Partnership Interest and allocable Partnership Units, and that it has obtained the consent or approval of all persons or entities, if any, having the right to consent to or approve of such transfer and surrender, and (B) agrees to indemnify and hold the Company harmless from and against any and all liabilities, charges, costs and expenses relating to such Limited Partner’s Partnership Interest and allocable Partnership Units that are subject to the Call Right or the exercise of the Call Right).

(c)           Notwithstanding the provisions of Sections 8.06(a) and 8.06(b) above, the Company shall not be entitled to exercise the Call Right if (i) a Liquidating Event has occurred with regard to the Partnership and the Partnership has not been continued under Section 7.03 hereof, or (ii) the delivery of REIT Shares to the Limited Partner: (A) would be prohibited under the Certificate of Limited Partnership; (B) would adversely affect the ability of the Company to continue to qualify as a REIT or subject the Company to any additional taxes under Section 857 or Section 4981 of the Code; or (C) would be prohibited under applicable federal or state securities laws or regulations.

(d)           Each Limited Partner covenants and agrees with the Company that all Partnership Interests and allocable Partnership Units delivered in connection with the Call Right shall be delivered to the Company free and clear of all liens and encumbrances and, notwithstanding anything contained herein to the contrary, the Company shall not be under any obligation to acquire a Limited Partner’s Partnership Interest and allocable Partnership Units (i) to the extent that any such Partnership Interest and allocable Partnership Units are subject to any such liens or encumbrances, or (ii) in the event that the Limited Partner shall fail to give the Company adequate assurances that such Partnership Interest and allocable Partnership Units are not subject to any such liens or encumbrances or shall fail to agree to fully indemnify the Company from any such liens or encumbrances as well as the liabilities, charges, costs and expenses referenced in the last section of Section 8.06(b)(iii). Each Limited Partner further agrees that, in the event any state or local transfer tax is payable as a result of the transfer of its Partnership Interest and allocable Partnership Units to the Company, such Limited Partner shall assume and pay such transfer tax.

8.07.       Duties and Conflicts. The General Partner recognizes that the Limited Partners and their Affiliates have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Partnership, and that such Persons are entitled to carry on such other business interests, activities and investments. The Limited Partners and their Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such Persons may engage in any activities, whether or not competitive with the Partnership, without any obligation to offer any interest in such activities to the Partnership or to any Partner. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Partnership, and such activities shall not be deemed wrongful or improper.

ARTICLE IX.
TRANSFERS OF LIMITED PARTNERSHIP INTERESTS

9.01.       Purchase for Investment.

(a)           Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of its Partnership Interest is made as a principal for its account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

(b)          Each Limited Partner agrees that it will not sell, assign or otherwise transfer its Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.01(a) above.

9.02.       Restrictions on Transfer of Limited Partnership Interests.

(a)           Subject to the provisions of Sections 9.02(b), 9.02(c) and 9.02(d), no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of its Limited Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”), without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. Any such purported transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect. The Original Limited Partner acknowledges that the General Partner may or may not grant its consent with respect to any Transfer by the Original Limited Partner prior to the Transfer Restriction Date; provided, that the Original Limited Partner shall not be prohibited from a Transfer of its Partnership Interest pursuant to the exercise of its right to exchange its Partnership Interest for REIT Shares pursuant to Section 8.05 above, in which case the Original Limited Partner acknowledges that the General Partner also may or may not grant its consent with respect to any Transfer of said REIT Shares prior to the Transfer Restriction Date. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

(b)           No Limited Partner may withdraw from the Partnership other than as a result of: (i) a permitted Transfer (i.e., a Transfer consented to as contemplated by paragraph (a) above or paragraph (c) below or a Transfer made pursuant to Section 9.05 below) of all of its Partnership Units pursuant to this Article IX pursuant to an exchange of all of its Partnership Units pursuant to Section 8.05 above; or (iii) a Transfer made pursuant to the sale of all its Partnership Units pursuant to Section 8.06 above. Upon the permitted Transfer or redemption of all of a Limited Partner’s Partnership Units, such Limited Partner shall cease to be a Limited Partner.

(c)           Subject to Sections 9.02(d), 9.02(e) and 9.02(f), a Limited Partner may Transfer, with the consent of the General Partner, all or a portion of its Partnership Interest and allocable Partnership Units to: (i) a parent or parent’s spouse, natural or adopted descendants, a spouse of any such descendant, a brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such person(s), for which trust such Limited Partner or any such person(s) is a trustee; (ii) a corporation controlled by a Person or Persons named in (i) above; or (iii) if the Limited Partner is an entity, its beneficial owners.

(d)           No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act, or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(e)           No Transfer by a Limited Partner of its Partnership Interest and allocable Partnership Units, in whole or in part, may be made to any Person if: (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code); (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the Company to continue to qualify as a REIT or subject the Company to any additional taxes under Section 857 or Section 4981 of the Code; or (iii) such transfer is effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code.

(f)            No transfer of any Partnership Interest and allocable Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752- 4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion; provided, that as a condition to such consent the lender will be required to enter into an an-arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Interest and allocable Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

(g)           Any Transfer in contravention of any of the provisions of this Article IX shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

(h)           Prior to the consummation of any Transfer under this Article IX, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

9.03.       Admission of Substitute Limited Partner.

(a)           Subject to the other provisions of this Article IX, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner and upon the satisfactory completion of the following:

(i)            the assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof,

including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner;

(ii)           to the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act;

(iii)          the assignee shall have delivered a letter containing the representation set forth in Section 9.01(a) hereof and the agreement set forth in Section 9.01(b) hereof;

(iv)          if the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement;

(v)           the assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.02 hereof;

(vi)          the assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner; and

(vii)         the assignee shall have obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.

(b)           For the purpose of allocating Profit and Loss and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.03(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c)           The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section 9.03 and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to the admission of such Person as a Limited Partner of the Partnership.

9.04.       Rights of Assignees of Partnership Interests.

(a)           Subject to the provisions of Sections 9.01 and 9.02 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.

(b)           Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Interest and allocable Partnership Units, but who does not become a

Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest and allocable Partnership Units, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest and allocable Partnership Units .

9.05.       Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, and any such Person shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

9.06.       Joint Ownership of Interests. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided, that such individuals either are married or are related and share the same personal residence. The written consent or vote of both owners of any such jointly-held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former joint owners.

ARTICLE X.
BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

10.01.     Books and Records. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership’s specified office true and complete books of account maintained in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last-known business address of each Partner; (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto; (c) copies of the Partnership’s federal, state and local income tax returns and reports; (d) copies of the Agreement and any financial statements of the Partnership for the three most recent years; and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, and any stockholder of the Company, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

10.02.     Custody of Partnership Funds; Bank Accounts.

(a)           All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

(b)           All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof, government obligations, certificates of deposit, bankers’ acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.02(b).

10.03.     Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year.

10.04.     Annual Tax Information and Report. The General Partner will use its best efforts to supply within 75 days after the end of each fiscal year of the Partnership to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner’s individual tax returns as shall be reasonably required by law, and in all events the General Partner shall furnish such information within the time required by applicable law.

10.05.     Tax Matters Partner; Tax Elections; Special Basis Adjustments.

(a)           The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized or required by the Code or the Regulations for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner’s reasons for determining not to file such a petition.

(b)           All elections required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole and absolute discretion.

(c)           In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option and in the sole and absolute discretion of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Properties. Notwithstanding anything contained in Article V of this Agreement, but subject to the Regulations, any adjustments made pursuant to Section 754 shall affect only the successor-in-interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any put-pose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

10.06.      Reports to Limited Partners.

(a)           As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), the General Partner shall cause to be mailed to each Limited Partner a quarterly report containing financial statements of the Partnership, or of the Company if such statements are prepared solely on a consolidated basis with the Company, for such fiscal quarter presented in accordance with generally accepted accounting principles. As soon as practicable after the close of each fiscal year, the General Partner shall cause to be mailed to each Limited Partner an annual report containing financial statements of the Partnership, or of the Company if such statements are prepared solely on a consolidated basis with the Company, for such fiscal year, presented in accordance with generally accepted accounting principles. The annual financial statements shall be audited by accountants selected by the General Partner.

(b)           Any Partner shall further have the right to a private audit of the books and records of the Partnership, provided such audit is made for Partnership purposes and at the expense of the Partner desiring it, and it is made during normal business hours.

10.07.      Code Section 83 Safe Harbor Election.

(a)           By executing this Agreement, each Partner authorizes and directs the Partnership to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “Notice”) apply to any interest in the Partnership transferred to a service provider by the Partnership on or after the effective date of such Revenue Procedure in connection with services provided to the Partnership. For purposes of making such Safe Harbor election, the General Partner is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Partnership and, accordingly, execution of such Safe Harbor election by the General Partner constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the Notice. The Partnership and each Partner hereby agrees to comply with all requirements of the Safe Harbor described in the Notice, including, without limitation, the requirement that each Partner shall prepare and file all federal income tax returns reporting the income tax effects of each interest in the Partnership issued by the Partnership covered by the Safe Harbor in a manner consistent with the requirements of the Notice.

(b)           Each Partner authorizes the General Partner to amend Section 10.07(a) to the extent necessary to achieve substantially the same tax treatment with respect to any interest in the Partnership transferred to a service provider by the Partnership in connection with services provided to the Partnership as set forth in Section 4 of the Notice (e.g., to reflect changes from the rules set forth in the Notice in subsequent Internal Revenue Service guidance), provided that such amendment is not materially adverse to such Partner (as compared with the after tax consequences that would result to such Partner if the provisions of the Notice applied to all interests in the Partnership transferred to a service provider by the Partnership in connection with services provided to the Partnership).

ARTICLE XI.
AMENDMENT OF AGREEMENT; MEETINGS

11.01.      Amendment. The General Partner’s consent shall be required for any amendment to this Agreement. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect; provided, however, that the following amendments shall require the consent of Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners:

(a)           any amendment affecting the operation of the Conversion Factor or the Exchange Right (except as provided in Sections 8.05(d) or 7.01(d) hereof) in a manner adverse to the Limited Partners;

(b)           any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Interests and allocable Partnership Units pursuant to Section 4.02 hereof;

(c)           any amendment that would alter the Partnership’s allocations of Profit and Loss to the Limited Partners, other than (i) with respect to the issuance of additional Partnership Interests and allocable Partnership Units pursuant to Section 4.02 hereof; (ii) as provided in Section 5.01(h), or (iii) as provided in Section 10.07(b); or

(d)           any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership.

The foregoing notwithstanding, the approval of any amendment to this Agreement that shall be part of a plan of merger, plan of exchange or plan of conversion involving the Partnership or the Partnership Interests shall be governed by Article XII.

11.02.      Meetings of Partners.

(a)           The Partners may but shall not be required to hold any annual, periodic or other formal meetings. Meetings of the Partners may be called by the General Partner or by any Limited Partner or Limited Partners holding at least 10% of the Partnership Interests and allocable Partnership Units in the Partnership.

(b)           The Partner or Partners calling the meeting may designate any place within the State of Texas as the place of meeting for any meeting of the Partners; and Partners holding at least a majority of the Partnership Units in the Partnership may designate any place outside the State of Texas as the place of meeting for any meeting of the Partners. If no designation is made, or if a special meeting is called, the place of meeting shall be the principal place of business of the Partnership.

(c)           Except as provided in Section 11.02(d), written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than ninety (90) days before the date of the meeting, either personally or by mail, by or at the direction of the Partner or Partners calling the meeting, to each Partner entitled to vote at such meeting and to each Partner not entitled to vote who is entitled to notice of the meeting.

(d)           Anything in this Agreement to the contrary notwithstanding, with respect to any meeting of the Partners, any Partner who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, shall be deemed to have waived notice of such meeting unless such Partner attends for the express purpose of objecting, at the beginning of the meeting, and does so object to the transaction of any business because the meeting is not lawfully called or convened.

(e)           If all of the Partners shall meet at any time and place, either within or outside of the State of Texas, in person or by proxy, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

(f)            For the purpose of determining Partners entitled to notice of or to vote at any meeting of Partners or any adjournment thereof, the date on which notice of the meeting is mailed shall be the record date. When a determination of Partners entitled to vote at any meeting of Partners has been made as provided in this Section, such determination shall apply to any adjournment thereof.

(g)           Partners holding at least a majority of the Partnership Interests entitled to vote at a meeting, represented in person or by proxy, shall constitute a quorum at any meeting of Partners. In the absence of a quorum at any such meeting, Partners holding at least a majority of Partnership Interests so represented may adjourn the meeting to another time and place. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 120 days. The Partners present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number Partnership Units whose absence would cause less than a quorum to be present.

(h)           If a quorum is present, the affirmative vote of Partners holding a majority of the Partnership Interests entitled to vote, present in person or represented by proxy, shall be binding on all Partners, unless the vote of a greater or lesser proportion or number of Partnership Interests and allocable Partnership Units or Partners is otherwise required by applicable law or by this Agreement. Unless otherwise expressly provided herein or required under applicable law, Partners who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Partners’ vote or consent is required may vote or consent upon any such matter and their Partnership Units, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Partners.

(i)            At all meetings of Partners, a Partner may vote in person or by proxy executed in writing by the Partner or by the Partner’s duly authorized attorney-in-fact. Such proxy shall be filed with the General Partner before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

(j)            Action required or permitted to be taken at a meeting of Partners may be taken without a meeting if the action is evidenced by one or more written consents or approvals describing the action taken and signed by sufficient Partners or Partners holding sufficient Partnership Units, as the case may be, to approve such action had such action been properly voted on at a duly called meeting of the Partners. Action taken under this Section 11.02(j) is effective when the requisite Partners or Partners with the requisite Partnership Units, as the case may be, have signed the consent or approval, unless the consent specifies a different effective date.

ARTICLE XII.
MERGER, EXCHANGE OR CONVERSION

12.01.      Merger, Exchange or Conversion of Partnership.

(a)           The Partnership may: (i) adopt a plan of merger and may merge with or into one or more domestic or foreign limited partnerships or other entities with the resulting entity being one or more surviving entities; (ii) adopt a plan of exchange by which a domestic or foreign limited partnership or other entity is to acquire all of the outstanding Partnership Interests of the Partnership in exchange for cash, securities or other property of the acquiring domestic or foreign limited partnership or other entity; or (iii) adopt a plan of conversion and convert to a foreign limited partnership or other entity. Any such plan of merger, plan of exchange, or plan of conversion shall otherwise comply with the requirements of this Agreement and the Act.

(b)           Unless applicable law otherwise requires (in which case the approval of the Limited Partners shall continue to be required and the foregoing provisions of this Section 12.02 shall continue to apply), (1) approval by the Limited Partners on a plan of exchange shall not be required, and the foregoing provisions of this Section 12.02 do not apply, if the Partnership is the acquiring entity in the plan of exchange, and (2) approval by the Limited Partners on a plan of merger or a plan of conversion shall not be required and the foregoing provisions of this Section 12.02 do not apply, if:

(i)            a limited partnership is the sole surviving or resulting entity;

(ii)           the partnership agreement of the surviving or resulting limited partnership will not materially differ from this Agreement before the merger or conversion in any manner other than as to applicable law or other insignificant conforming differences;

(iii)          Limited Partners who held Limited Partnership Interests immediately before the effective date of the merger or conversion will hold interests in the surviving or resulting entity in the same proportions, immediately after the effective date of the merger or conversion; and

(iv)          the General Partner adopts a resolution approving the plan of merger or plan of conversion.

(c)           After a plan of merger, plan of exchange or plan of conversion is approved, and at any time before the merger, exchange or conversion has become effective, the plan of merger, plan of exchange or plan of conversion may be abandoned (subject to any contractual rights by any of the entities that are a party thereto), without action by the Limited Partners, in accordance with the procedures set forth in the plan of merger, plan of exchange or plan of conversion or, if no such procedures are set forth in the plan, in the manner determined by the General Partner.

12.02.      Roll-Up Transactions. If the Partnership adopts any plan of merger, plan of exchange or plan of conversion that, if effected, would result in a “Roll-Up Transaction”, as defined in the Articles of Incorporation, then any such transaction shall be subject to and effected strictly in compliance with the provisions applicable to Roll-Up Transactions set forth in the Articles of Incorporation.

ARTICLE XIII.
GENERAL PROVISIONS

13.01.      Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, if to the General Partner, at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, if to any other Partner, at such address set forth in Exhibit A attached hereto; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

13.02.      Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

13.03.      Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents that may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

13.04.      Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof

13.05.      Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements (including, without limitation, the Original Agreement) and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof, except as otherwise set forth herein.

13.06.      Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

13.07.      Headings. The Article and Section headings in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article or Section hereof.

13.08.      Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

13.09.      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

13.10.      Arbitration. Notwithstanding anything to the contrary contained in this Agreement, all claims, disputes and controversies between the parties hereto (including, without limitation, any claims, disputes and controversies between the Partnership and any one or more of the Partners and between or among any Partners) arising out of or in connection with this Agreement or the Partnership created hereby, or any act or failure to act by the Company, the General Partner or any other Partner hereunder, shall be resolved by binding arbitration in Dallas, Texas by the American Arbitration Association (the “AAA”), in accordance with this Section 13.10. Any arbitration called for by this Section 13.10 shall be conducted in accordance with the following procedures:

(a)           Any party hereto (the “Requesting Party”) may demand arbitration pursuant to this Section 13.10 at any time by giving written notice of such demand (the “Demand Notice”) to all other Partners and (if the Requesting Party is not the Partnership) to the Partnership, which Demand Notice shall describe in reasonable detail the nature of the claim, dispute or controversy.

(b)           Within 15 days after the giving of a Demand Notice or such additional time as required by the AAA, the AAA shall select and designate in writing three reputable, disinterested individuals willing to act as an arbitrator of the claim, dispute or controversy in question.

(c)           The presentations of the parties hereto in the arbitration proceeding shall be commenced and completed within 60 days after the selection of the arbitration panel pursuant to subsection (b) above, and the arbitration panel shall render its decision (and specify in reasonable detail its reasons therefor) in writing within 30 days after the completion of such presentations. Any decision concurred in by any two of the arbitrators shall constitute the decision of the arbitration panel, and unanimity shall not be required.

(d)           The arbitration panel shall include in its decision a direction that all of the attorneys’ fees and costs of any party or parties and the costs of such arbitration be paid by the losing party or parties in the arbitration. On the application of a party before or after the initial decision of the arbitration panel, and proof of its attorneys’ fees and costs, the arbitration panel shall order the other party to make any payments directed pursuant to the preceding sentence.

Any decision rendered by the arbitration panel in accordance herewith shall be final and binding on the parties hereto, and judgment thereon may be entered by any state or federal court of competent jurisdiction. Arbitration shall be the exclusive method available for resolution of claims, disputes and controversies arising between and among the parties relating to this Agreement and the conduct of the parties hereto in relation to Partnership matters, and the Company, the Partnership and its Partners stipulate that the provisions hereof shall be a complete defense to any suit, action or proceeding in any court or before any administrative or arbitration tribunal with respect to any such claim, controversy or dispute. The provisions of this Section 13.10 shall survive the dissolution of the Partnership.

Nothing contained herein shall be deemed to give the arbitrators any authority, power or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement.

13.11.      Acknowledgement as to Exculpation and Indemnification. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT CONTAINS EXCULPATION AND INDEMNIFICATION IN RESPECT OF THE ACTIONS OR OMISSIONS OF THE GENERAL PARTNER AND DIRECTORS, OFFICERS AND AFFILIATES OF THE GENERAL PARTNER BY THE PARTNERSHIP EVEN IF SUCH ACTIONS OR OMISSIONS CONSTITUTE NEGLIGENCE OF SUCH PERSONS.

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Amended and Restated Agreement of Limited Partnership of Behringer Harvard Multifamily OP II LP as of the 20th day of August, 2010.

GENERAL PARTNER:

BBHMF II, INC.

By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President-Corporate
Development & Legal and Assistant Secretary

ORIGINAL LIMITED PARTNER:

BHMF STATUTORY TRUST II

By: Behringer Harvard Multifamily REIT II, Inc.,
its Trustee

By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President-Corporate
Development & Legal and Assistant Secretary

THE COMPANY:

BEHRINGER HARVARD MULTIFAMILY REIT II, INC.

By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President-Corporate
Development & Legal and Assistant Secretary

INDEX OF EXHIBITS

EXHIBIT A - General and Limited Partners, Capital Contributions and Partnership Units

EXHIBIT B - Notice of Exercise of Exchange Right

EXHIBIT C - Call Notice

EXHIBIT A

GENERAL AND LIMITED PARTNERS, CAPITAL CONTRIBUTIONS AND PARTNERSHIP UNITS

As of August 20, 2010

		Agreed Value
	Cash	of Property	Partnership
Partners	Contribution	Contribution	Units*

General Partner:

BHMF II, Inc.	$200.00	N/A		*
15601 Dallas Parkway
Suite 600
Addison, Texas 75001

Original Limited Partner:

BHMF Statutory Trust II	$199,800.00	N/A		*
15601 Dallas Parkway
Suite 600
Addison, Texas 75001

Additional Limited Partners:

*Such amount will be automatically adjusted from time to time as provided in the definition of “Partnership Unit” contained in Article I.

EXHIBIT B

NOTICE OF EXERCISE OF EXCHANGE RIGHT

In accordance with the Amended and Restated Agreement of Limited Partnership of Behringer Harvard Multifamily OP II LP, as may be amended from time to time (the “Agreement”), the undersigned hereby irrevocably (i) presents for exchange            percent ( %) of its Partnership Interest and the allocable                  number of Partnership Units in Behringer Harvard Multifamily OP II LP in accordance with the terms of the Agreement and the Exchange Right referred to therein; (ii) surrenders such specified Partnership Interest and allocable Partnership Units and all right, title and interest therein; and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Exchange Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:
(Signature of Limited Partner)

(Printed Name of Limited Partner)

Mailing Address and Phone No.:

( ) -

Signature Guaranteed by:

If REIT Shares are to be issued, issue to: Name.

Mailing Address and Phone No.:

( ) -

Social security or other tax identification number:

EXHIBIT C

CALL NOTICE

In accordance with the Amended and Restated Agreement of Limited Partnership of Behringer Harvard Multifamily OP II LP, as may be amended from time to time (the “Agreement”), the undersigned hereby irrevocably exercises its Call Right (as defined in the Agreement) with regard to all of the Partnership Interests and allocable Partnership Units owned by                                  in Behringer Harvard Multifamily OP II LP. The undersigned shall pay the Cash Amount/REIT Shares Amount to                            at the notice address of provided in the Agreement upon receipt of                                  (i) the duly executed Partnership Interest Certificate, if any, or such other documentation as is required by the General Partner, of                                    transferring all right, title and interest in its Partnership Interest and allocable Partnership Units to the undersigned, (ii) if REIT Shares are to be delivered, instructions as to the name, address and taxpayer identification number of the person to whom such REIT Shares will be registered or placed, and (iii) the representation, warranty and certification of that                                                      (a) has marketable and unencumbered title to such Interest and allocable Partnership Units, free and clear of the rights of or interests of any other person or entity; (b) has the full right, power and authority to transfer and surrender such Partnership Interest and allocable Partnership Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent to or approve of such transfer and surrender.

BHMF II, INC.

By:
Gerald J. Reihsen, III
Executive Vice President-Corporate
Development & Legal and Assistant Secretary